UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1000967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19900 MacArthur Blvd., Suite 550 Irvine, California	92612 (Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-198052

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1. Description of Registrant’s Securities to be Registered.

On May 11, 2017, the registrant (formerly known as Tokai Pharmaceuticals, Inc., a Delaware corporation) changed its name to Novus Therapeutics, Inc. (the “Registrant”). The name change was made in connection with the Registrant’s acquisition of all of the outstanding capital stock of Otic Pharma, Ltd. Also on May 11, 2017, the Registrant implemented a reverse split of its issued and outstanding common stock at a ratio of one-for-nine, such that every nine shares of issued and outstanding common stock were combined into a single share of common stock, with fractions of shares being rounded down and the holders thereof being entitled to be paid in cash for the value of such fractional shares (the “Reverse Stock Split”).

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-198052), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference. The implementation of the Reverse Stock Split did not affect the Registrant’s authorized share capital, as set forth in the Registration Statement.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K (File No. 001-36620) filed on September 26, 2014).

3.2	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated May 9, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K (File No. 001-36620) filed on May 15, 2017).

3.3	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated May 9, 2017 (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K (File No. 001-36620) filed on May 15, 2017).

3.4	Amended and Restated Bylaws of the Registrant.**

4.1	Form of Common Stock Certificate.**

**	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Novus Therapeutics, Inc.

Dated: June 23, 2017	By:	/s/ Gregory J. Flesher
	Name:	Gregory J. Flesher
	Title:	Chief Executive Officer

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